Exhibit 99.10

CONSENT TO BE NAMED A DIRECTOR OF

BONANZA CREEK ENERGY, INC.

The undersigned hereby consents to being named in this joint proxy statement/prospectus included in the Amendment No. 1 to the Registration Statement on Form S-4 filed by Bonanza Creek Energy, Inc. (“Bonanza”) (including any amendments to such Registration Statement) in connection with the Agreement and Plan of Merger, dated as of June 6, 2021, by and among Bonanza, Raptor Condor Merger Sub 1, Inc., Raptor Condor Merger Sub 2, Inc., Crestone Peak Resources LP, CPPIB Crestone Peak Resources America Inc., Crestone Peak Resources Management LP and Extraction Oil & Gas, Inc., as it may be amended from time to time (the “Crestone Merger Agreement”), as a person who will become a director of Bonanza at the Effective Time (as such term is defined in the Crestone Merger Agreement) and to the filing of this consent as an exhibit to the Amendment No. 1 to the Registration Statement.

Date: August 27, 2021

/s/ James Trimble
Name: James Trimble